Exhibit 23.2

INDEPENDENT AUDITORS CONSENT

The Board of Directors
American International Petroleum Corporation

We hereby consent to the incorporation by reference in this Registration Statement filed on Form S-8, of our report dated March 1, 2002 appearing on page F-1 of American International Petroleum Corporation’s Annual Report on Form 10-K for the year ended December 31, 2001.

/s/Hein + Associates LLP
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HEIN + ASSOCIATES LLP

Houston, Texas
May 30, 2002